UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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AVINGER, INC.
(Name of Registrant as Specified In Its Charter)

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400 CHESAPEAKE DRIVE

REDWOOD CITY, CALIFORNIA 94063

On October 26, 2020, Avinger, Inc. (the "Company”) filed a definitive proxy statement with the Securities and Exchange Commission in connection with its 2020 Annual Meeting of Shareholders held on December 10, 2020 (the “Annual Meeting”). On December 11, 2020, the Company issued a press release and filed a Form 8-K with the Securities and Exchange Commission announcing that the Annual Meeting was adjourned until December 23, 2020. The Company is providing this supplement to broadly disseminate that information. This supplement should be read in conjunction with the Proxy Statement filed with the U.S. Securities and Exchange Commission (“SEC”) and furnished to stockholders on or about October 26, 2020.

FOR IMMEDIATE RELEASE

Avinger Adjourns Annual Meeting of Stockholders

Scheduled to Reconvene December 23, 2020

Avinger Strongly Encourages Stockholders to Immediately Vote FOR Proposal 3

Redwood City, Calif., December 11, 2020 - Avinger, Inc. (Nasdaq: AVGR), a commercial-stage medical device company marketing the first-ever image-guided, catheter-based system for the diagnosis and treatment of Peripheral Artery Disease (PAD), today announced that its annual meeting of stockholders (the “Annual Meeting”) scheduled for and convened on December 10, 2020 has been adjourned to December 23, 2020, at 1:00 p.m. Pacific Time.

A quorum was present for the authorization of the meeting on December 10, 2020, and the stockholders entitled to vote at the Annual Meeting had voted to approve the proposal to adjourn the Annual Meeting (Proposal 4) for the purpose of continuing to solicit votes in favor of proposal 3, the reverse stock split proposal, contained in the Company’s Proxy Statement.

“While the Nasdaq extension has been granted, we have limited time to come into compliance with the minimum bid price requirement to maintain the Company’s Nasdaq listing. If stockholders do not immediately vote FOR the reverse split authorization as part of the December meeting, we will likely need to commence another costly meeting in as little as three months. Approving the matter now saves time and cash that is intended to help drive growth in 2021, not cover the cost of an avoidable meeting,” said Jeff Soinski, Avinger’s President and CEO. “We strongly encourage all stockholders to vote FOR this matter immediately. Any stockholder that has voted against the reverse stock split proposal can change their vote to FOR.”

“We believe a Nasdaq listing is critical for our stockholders. While we understand that a potential reverse stock split is a difficult matter, we believe it is in our shareholders’ best interest to have all options available to maintain our listing. Avinger has a well-funded balance sheet, with capital to cover our 2021 growth plans, a critical difference from our prior circumstances,” said Soinski.

Avinger believes approval of Proposal 3 in December 2020 is important to its future success as a reverse stock split may be necessary to maintain the listing of Avinger’s common stock on the NASDAQ Capital Market (“Nasdaq”). A delisting of the common stock from Nasdaq could significantly impair the price for Avinger’s common stock and may impact a stockholder’s ability to trade shares of common stock.

Both Institutional Shareholder Services (ISS) and Glass Lewis, two leading proxy advisory services firms, have recommended that stockholders vote FOR the proposed reverse stock split at this meeting.

Most voting Avinger stockholders have supported Proposal 3 with almost 60% of the votes cast in favor of the proposal. However, the favorable votes were less than the majority of all outstanding shares needed for approval. Proposals 1, 2 and 4 received the required number of votes for approval at the Annual Meeting.

Stockholders of record as of the close of business on October 20, 2020 are entitled to vote in the annual meeting. The fastest and easiest way to vote is by telephone or via the Internet. Instructions on how to vote the shares by telephone or Internet are provided on the proxy card enclosed with materials previously mailed to you. Stockholders may also change their vote by using the same method as they originally voted.

Alternatively, stockholders may be able to vote by phone by calling Avinger’s proxy solicitation firm, Morrow Sodali LLC at 1-877-787-9239. Avinger urges all stockholders to read the full proxy statement, which has been filed with the Securities and Exchange Commission at www.sec.gov, can be obtained at no charge by calling our proxy solicitation firm at the number above, or can be obtained online at https://irdirect.net/AVGR/sec_filings.

About Avinger, Inc.

Avinger is a commercial-stage medical device company that designs and develops the first and only image-guided, catheter-based system for the diagnosis and treatment of patients with Peripheral Artery Disease (PAD). PAD is estimated to affect over 12 million people in the U.S. and over 200 million worldwide. Avinger is dedicated to radically changing the way vascular disease is treated through its Lumivascular platform, which currently consists of the Lightbox imaging console, the Ocelot family of chronic total occlusion (CTO) catheters, and the Pantheris® family of atherectomy devices. Avinger is based in Redwood City, California. For more information, please visit www.avinger.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our future performance, current capital availability, expected capital requirements, growth plans, our continued listing on Nasdaq, and the effects of the reverse stock split. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, are described in the section entitled "Risk Factors" and elsewhere in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2020, and subsequent Form 10-Qs. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Avinger disclaims any obligation to update these forward-looking statements.

Investor Contact:

Mark Weinswig
Chief Financial Officer
Avinger, Inc.
(650) 241-7916
ir@avinger.com

Matt Kreps

Darrow Associates Investor Relations

(214) 597-8200

mkreps@darrowir.com